UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction)of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends Item 9.01 of the Current Report on Form 8-K filed by Old Line Bancshares, Inc. (the “Registrant”) on February 1, 2017 (the “Original Report”) in which the Registrant reported its entry into an Agreement and Plan of Merger (the “Merger Agreement”) with DCB Bancshares, Inc., a Maryland corporation (“DCB”). This Amendment is being filed to re-file the investor presentation filed with the Original Report as certain information is obscured or does not appear correctly in the version filed with the Original Report. This Amendment does not amend any other item of the Original Report or purport to provide an update or a discussion of any developments of the Registrant subsequent to the filing date of the Original Report. All information contained in the Original Report is subject to updating and supplementing as provided in the Registrant’s reports filed with the Securities and Exchange Commission subsequent to the date on which the Original Report was filed.
Item 1.01
Entry into a Material Definitive Agreement.
Incorporated by reference from Original Report.

Item 9.01
Financial Statements and Exhibits.
(d)
Exhibits:
2.1
Agreement and Plan of Merger, dated as of February 1, 2017, by and between Old Line Bancshares, Inc. and DCB Bancshares, Inc. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Old Line undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.) (previously filed)

99.1
Press release, dated February 1, 2017, of Old Line Bancshares, Inc. and DCB Bancshares, Inc. announcing execution of the Merger Agreement (previously filed)

99.2
Form of Support Agreement (previously filed)

99.3
Investor presentation – overview of the Merger Agreement and the Merger Transaction (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: February 1, 2017	By:	/s/ Elise M. Hubbard
Elise M. Hubbard
Senior Vice President and Chief Financial Officer